Debenture Agreement
Dated October 14, 2008

NT MINING CORPORATION

250 H Street #487
Blaine, Washington, 98230-4033

And with a business address at Suite 280
13071 Vanier Place
Richmond, British Columbia V6V 2J1

CONVERTIBLE DEBENTURE

(the "Debenture")

PRINCIPAL: $ 480,624.43 (U.S.)

INTEREST: This Debenture is interest free (0% PER ANNUM)

DUE DATE: October 14, 2012

WITH THE TERMS AS FOLLOWS:

FOR VALUE RECEIVED, NT MINING CORPORATION (the "Company or NTMC"), a company having its address for service of all notices and process hereto located as stated above, HEREBY ACKNOWLEDGES ITSELF INDEBTED TO HUGHES MARITIME CORP. (the "Lender or HMC"), a company duly incorporated under the laws of British Columbia, Canada and having an address for notices and service at Suite 35, 2305 - 200th Street, Langley, BC V3A 4P4, AND THE COMPANY PROMISES TO PAY TO THE LENDER, in the manner and at the times set forth herein in accordance with the stated terms, the AGGREGATE PRINCIPAL (the "Principal", also called the "Loan") sum of FOUR HUNDRED and EIGHTY THOUSAND DOLLARS SIX HUNDRED AND TWENTY FOUR AND FORTY THREE CENTS ($ 480,624.43 U.S.) AND NO INTEREST , AND OTHER COSTS AS SET FORTH HEREIN, in lawful money of the United States of America.

The effective date (the "Effective Date") of this Debenture shall be October 14, 2008 and the due date (the "Due Date") for the payment of all unpaid Principal and no Interest shall be October 14, 2012, unless accelerated due to default not cured or waived by the terms hereof, and such accelerated date shall thereupon be the Due Date.

This Debenture is specifically acknowledged to be a continuing security for all

indebtedness of the Company outstanding from time-to-time, including for all re-advances after any payments of Principal, partial or otherwise, until discharged by the Lender in writing.

1. INTEREST

This Debenture will bear no (0%) interest (the "Interest"). After the Due Date Interest shall commence at 12% per annum but shall be calculated monthly and payable monthly until payment in full of Principal and Interest. In the event the Lender elects to extend the Due Date at request of the Company, the Interest accrued shall be compounded to Principal and such compounded amount shall thereafter be deemed Principal and shall accrue Interest until the deferred Due Date.

2. PAYMENT OF PRINCIPAL AND INTEREST

The Principal, and Interest accrued thereon, will be due and payable by the Company to the Lender in the following manner:

Year 1. NTMC will pay to HMC (on behalf of the shareholders group) 20% of all financings, including sale of share capital, loans and any and all manner of financing. On 14 October 2009 a total of US $ 120,624.43 (less any payments made during the year preceding), any amounts paid in excess during the year will be applied against the final payment due 14 October 2012.

Year 2. NTMC will pay to HMC (on behalf of the shareholders group) 20% of all financings, including sale of share capital, loans and any and all manner of financing. On 14 October 2010 a total of US $ 120,000.00 (less any payments made during the year preceding), any amounts paid in excess during the year will be applied against the final payment due 14 October 2012.

Year 3. NTMC will pay to HMC (on behalf of the shareholders group) 20% of all financings, including sale of share capital, loans and any and all manner of financing. On 14 October 2011 a total of US $ 120,000.000 (less any payments made during the year preceding), any amounts paid in excess during the year will be applied against the final payment due 14 October 2012.

Year 4. NTMC will pay to HMC (on behalf of the shareholders group) 20% of all financings, including sale of share capital, loans and any and all manner of financing. On 14 October 2012 a total of US $ 120,000.00 (less any payments made during the preceding year's).

In the event that the Principal and Interest has been reduced by an exercise of the Conversion Option (as defined below) then the Interest calculation and the Principal payment calculations shall be adjusted appropriately.

3. CONVERSION TERMS OF THIS DEBENTURE

The Lender shall have the option during the term of this Debenture, and any extension thereto, to convert (the "Conversion Option") the Principal and Interest unpaid into common units (the "Units") of the Company at a conversion rate of FIFTY CENTS ($0.50) (US) per Unit, adjusted as to number and price of Units for any consolidation or sub-division of the Company's capital. Each Unit shall be composed of one share and one warrant, of which each warrant shall permit the purchase of an additional common share at a price of sixty cents ($0.60) (US) at any time from the exercise of the Conversion Option to two years thereafter.

The Lender shall have the right, at any time during the period of the Conversion Option, to require conversion of this Debenture into Units, which right shall supersede any tender by the Company for payment of this Debenture in cash. Fractional shares will not be issued on any conversion but, in lieu thereof, the Company will make a cash payment.

The right to convert the Debenture may be exercised by the Lender by the delivery of a notice setting forth the amount of the Conversion Option being exercised. If the Lender exercises less than the full amount of Principal and Interest outstanding, then this Debenture shall continue to secure any amounts remaining unpaid. Subject to regulatory delays reasonably acceptable to the Lender, the Units shall be delivered within ten (10) days of notice of exercise and subject to the least restriction available under appropriate regulatory laws. In the event that the Units are subject to a hold period, the Company shall qualify the same with any prospectus being issued by the Company but if any hold period is greater than one year, the Company shall qualify the same by prospectus at the demand of the Lender and at the Company's cost.

4. FIRST CHARGE AND FURTHER SECURITY

This Debenture shall be a first floating and fixed charge security on the assets of the Company. The Company agrees to promptly (absent regulatory delay, within ten (10) days of demand) provide further and other security as the Lender may require including, without restricting the generality, specific charge security on specific assets of the Company, such as a pledge of subsidiary shares of the Company.

5. REDEMPTION RIGHTS

The Company, with the Lender's prior permission (which may be refused without cause) and subject to the lender's right to exercise the Conversion Option, may, in the manner hereinafter set forth, pay any amount of outstanding Principal, and any Interest accrued, without bonus or penalty.

Should the Company elect to pre-pay the Loan it shall request permission of the Lender thirty (30) days' prior to its intention to redeem and repay all or any portion of the Principal and any Interest accrued thereon which would be unpaid by the Company to the Lender at the end of such 30-day period (such day at the

end of such 30-day period being the "Redemption Date" and, for clarity, such Redemption Date would be the date to which such Principal and Interest would be calculated at the close of business, in Richmond, British Columbia, on such Redemption Date) and, thereupon, if the Lender has granted permission, the Lender will be entitled to exercise that part of the Loan intended to be redeemed until only noon on the business day preceding the Redemption Date, failing which exercise by the Lender will then terminate
that part of the Conversion Option. If, however, the Company fails to make the payment of any portion of the Principal and any Interest accrued thereon to the Lender which it previously advised it intended to make on the Redemption Date, then the Lender will be entitled to continue to exercise the Conversion Option as to the then balance of the Principal and Interest of the Debenture until the Due Date or in accordance with a subsequent Redemption Date notice.

6. FIXED CHARGE SECURITY

Fixed Charge. As security for payment of the Principal and Interest and all other moneys owing by the Company to and for the performance of the obligations and other covenants of the Company, the Company hereby grants, mortgages, pledges, charges, assigns and conveys to and in favour of the Lender (subject to exception as to the last day of the term of any lease), as and by way of a fixed charge, all of the interest of the Company in the assets (the "Assets") listed in Schedule "A" hereto and hereby covenants and agrees to cause, at the Company's cost, the within Debenture to be registered against the Assets to the extend available in the relevant jurisdictions or, at the Lender's sole discretion and at the cost of the Company in the event of the Company's failure or omission to so register, hereby permits the Lender to register this Debenture as security on and to the Assets. The Company agrees that the Lender may register this Debenture at any time and may register the same in all governmental or public registries as it may consider advisable and, further, to make all such publications as the Lender may consider advisable to effect public notice of the charge herein created (the "Fixed Charge Mortgaged Property"), all at the cost of the Company.

For the purposes of this Debenture, the assets to which the Fixed Charge Mortgaged Property refer are hereinafter collectively referred to as the "Mortgaged Property".

The last day of any term reserved by any lease agreement is excepted out of the Mortgaged Property and charges hereby created and does not form any part of the Mortgaged Property; but if any sale is made under or pursuant to the powers herein contained of any lease forming part of the Mortgaged Property the Company will hold the same in trust for the purposes hereof to assign to any person who may acquire such term or any part thereof.

7. REPLACEMENT OF PRIOR ENCUMBRANCES AND RELEASE OF SECURITY

It is hereby agreed and acknowledged by the Company and the Lender that this security shall replace and supersede any preceding agreements and contracts of

security respecting the Principal and Interest.

Upon payment of the Principal (whether by payment in cash or by conversion to Shares) and payment of Interest, the Lender shall provide the Company, at its request, with all such discharges, releases and acknowledgments of payment as the Company may reasonably require and request to evidence such payment and to discharge the within security and any registration in respect thereto.

TO HAVE AND TO HOLD the same unto and to the use of the Lender, and the Lender's successors and assigns, upon and subject to the terms and conditions herein set forth.

THIS DEBENTURE IS ISSUED SUBJECT TO AND WITH THE BENEFIT OF THE CONDITIONS ANNEXED HERETO, WHICH ARE TO BE DEEMED PART OF IT.

IN WITNESS WHEREOF the Company has caused its duly authorized officer to execute these terms effective on the Effective Date.

NT MINING CORPORATION

Per: ______________________________
Authorized Signatory

AGREED AND ACCEPTED BY:

HUGHES MARITIME CORP.

Per: ______________________________
Authorized Signatory

CONDITIONS REFERRED TO IN THE DEBENTURE

BETWEEN:

NT MINING CORPORATION ("COMPANY")

AND HUGHES MARITIME CORP. ("LENDER")

The Company hereby covenants and agrees with the Lender as follows, namely:

1. This Debenture is issued in accordance with resolutions of the Directors.

2. The security covered by this debenture is the NWT Mineral Lease # 2775 and the adjoining Located Mineral Claims (Big Boo # 5, 6, 7 & 8)

3. In the event that it is necessary to realize on the security, Hughes Maritime Corp will grant NT Mining Corporation a period of 30 days to remove any of their assets from the property.

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